UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2007

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	012-36309	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 California Street, Suite 1350, San Francisco, California		94111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415 217-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On May 29, 2007, Luminent Mortgage Capital, Inc. issued a press release announcing the commencement of a private offering by us. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, is incorporated herein by reference and is being filed pursuant to Rule 135c under the Securities Act of 1933, as amended.

In addition to the risks described in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, you should also carefully consider the risk related to our business described below.

Failure to maintain an exemption from the Investment Company Act of 1940 Act, or the 1940 Act, would harm our results of operations.

We seek to organize and conduct our business so that Luminent falls outside of the definition of "investment company" set forth in Section 3(a)(1)(C) of the 1940 Act. Section 3(a)(1)(C) defines a company as an investment company if, among other things, it owns investment securities having a value exceeding 40% of the value of its total assets (exclusive of cash items and U.S. government securities). Excluded from the term "investment securities," among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from that definition provided in either Section 3(c)(1) or 3(c)(7) of the 1940 Act. Determining whether a company meets this standard is often called the "40% Test."

Accordingly, we will need to ensure that each of our subsidiaries qualifies for an exemption or exclusion from regulation as an investment company. In addition, to satisfy the 40% Test, we will need to ensure that less than 40% of the value of our assets on an unconsolidated basis are securities issued by subsidiaries that must rely on Section 3(c)(1) or 3(c)(7) of the 1940 Act.

Many of our subsidiaries qualify for an exemption from the 1940 Act designed for entities that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate. Under the current interpretation of the SEC, based on a series of no-action letters issued by the SEC's Division of Investment Management, or the Division, in order for a subsidiary to qualify for this exemption, at least 55% of the subsidiary's assets must consist of residential mortgage loans and other assets that are considered the functional equivalent of residential mortgage loans for purposes of the 1940 Act (collectively, "qualifying real estate assets"), and an additional 25% of its assets must consist of real estate related assets.

Based on the no-action letters issued by the Division, we classify our investment in residential mortgage loans as qualifying real estate assets, provided the loans are "fully secured" by an interest in real estate. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then we consider the mortgage loan a qualifying real estate asset. We do not consider loans with loan-to-value ratios in excess of 100% to be qualifying real estate assets for the 55% test, but only real estate-related assets for the 25% test. We also consider agency whole pool certificates to be qualifying real estate assets. Most non-agency mortgage-backed securities do not constitute qualifying real estate assets for purposes of the 55% test, because they represent less than the entire beneficial interest in the related pool of residential mortgage loans.

If we acquire securities that, collectively, are expected to receive all of the principal and interest paid on the related pool of underlying loans (less fees, such as servicing and trustee fees, and expenses of the securitization), then we will consider those securities, collectively, to be qualifying real estate assets.
Mortgage-backed securities that do not represent all of the certificates issued with respect to an underlying pool of mortgages may be treated as separate from the underlying residential mortgage loans and, thus, may not qualify for purposes of the 55% requirement. Therefore, our ownership of these mortgage backed securities is limited by the provisions of the 1940 Act. One exception relates to the most subordinate class of securities issued in a securitization if the holder has the unilateral right to decide whether to foreclose upon defaulted loans.

Because our CDOs will not be able to rely on Section 3(c)(5)(C), they will need to rely on another exemption from regulation under the 1940 Act. Most CDOs rely on Section 3(c)(7), and our first CDO relies on this exemption. As a result, our interest in that CDO is considered an investment security for purposes of our 40% Test. Because of the 40% Test, we will want to structure some of our CDOs so that they may rely on an exemption other than Section 3(c)(7). Accordingly, we will structure some CDOs to conform to the requirements of Rule 3a-7, a rule promulgated for structured financing entities. These entities cannot engage in portfolio management techniques resembling those used by mutual funds. In particular, they cannot dispose of assets primarily for the purpose of recognizing gains or decreasing losses due to market value changes.

We have not received, nor have we sought, a no-action letter from the Division regarding how our investment strategy fits within the exclusion from regulation under the 1940 Act that we are using. If the SEC adopts a different interpretation of the exclusion, we could be required to sell assets under potentially adverse market conditions or otherwise restructure our business. Further, we might be precluded from acquiring higher-yielding assets and instead be required to buy lower yielding assets in our attempts to ensure that we at all times qualify for the exemption under the 1940 Act. These factors may lower or eliminate our net income.

If we or our subsidiaries fail to qualify for an exemption from regulation under the 1940 Act, our ability to use leverage would be substantially reduced, and we would be unable to execute our current operating policies and programs.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Press Release of the Registrant dated May 29, 2007

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

May 29, 2007	By:	/s/ Christopher J. Zyda

Name: Christopher J. Zyda
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Registrant dated May 29, 2007